    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997


                                                      REGISTRATION NO. 333-34265
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                AMERIPATH, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                           8099                          65-0642485
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                             ---------------------
                          7289 GARDEN ROAD, SUITE 200
                          RIVIERA BEACH, FLORIDA 33404
                                 (561) 845-1850
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                             ---------------------

                                  JAMES C. NEW
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                AMERIPATH, INC.
                          7289 GARDEN ROAD, SUITE 200
                          RIVIERA BEACH, FLORIDA 33404
                                 (561) 845-1850
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                          COPIES OF COMMUNICATIONS TO:

          DANIEL H. ARONSON, ESQ.                      J. VAUGHAN CURTIS, ESQ.
         GREENBERG TRAURIG HOFFMAN                        ALSTON & BIRD LLP
       LIPOFF ROSEN & QUENTEL, P.A.                      ONE ATLANTIC CENTER
   515 E. LAS OLAS BOULEVARD, SUITE 1500             1201 WEST PEACHTREE STREET
      FORT LAUDERDALE, FLORIDA 33301                      ATLANTA, GA 30309
              (954) 765-0500                               (404) 881-7000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits:

EXHIBIT
NUMBER                          DESCRIPTION OF EXHIBIT
-------                         ----------------------
  1.1   --   Form of Underwriting Agreement*
  3.1   --   AmeriPath's Amended and Restated Certificate of
             Incorporation
  3.2   --   AmeriPath's Amended and Restated Bylaws
  3.3   --   AmeriPath's Certificate of Amendment to the Amended and
             Restated Certificate of Incorporation
  5.1   --   Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
             Quentel, P.A. as to the validity of the Common Stock being registered*
 10.1   --   Amended and Restated 1996 Stock Option Plan
 10.2   --   Employment Agreement, dated as of October 24, 1995, between
             AmeriPath and James C. New
 10.3   --   Employment Agreement, dated as of August 2, 1993, as
             amended, between ALA and Robert P. Wynn
 10.4   --   Employment Agreement, dated as of January 1, 1994, between
             AmeriPath and Michael J. Demaray, M.D.
 10.5   --   Employment Agreement, dated June 30, 1996, between AmeriPath and Alan Levin, M.D.
 10.6   --   Employment Agreement, dated as of September 30, 1996,
             between AmeriPath Florida and Alan Levin, M.D., as amended
 10.7   --   Employment Agreement, dated as of June 30, 1996, between
             AmeriPath Florida and Timothy Kilpatrick, M.D.
 10.8   --   Employment Agreement, dated as of June 30, 1996, between
             AmeriPath Florida and Les Rosen, M.D.
 10.9   --   Credit Agreement originally dated as of May 29, 1996 and
             amended and restated as of June 27, 1997, among AmeriPath,
             Inc., the subsidiaries of AmeriPath, Inc. from time to time party thereto, the lenders from time to time party thereto and Bank of Boston, N.A.
 10.11  --   Lease dated as of April 8, 1988 by and between MLS
             Properties, Inc. and E.G. Poulos, M.D., M.J. Demaray, M.D. &
             A.P. Kowalczyk, M.D., P.A., doing business as American
             Laboratory Associates
 10.12  --   Stock Purchase Agreement, dated as of May 23, 1996, among
             AmeriPath, Inc., Derrick & Associates and the shareholders of Derrick & Associates
 10.13  --   Stock Purchase Agreement, dated as of September 30, 1996, by and among AmeriPath, Inc., David R. Barron, M.D., Inc., Ruth
             S. Kleier, M.D. and David R. Barron, M.D.
 10.14  --   Stock Purchase Agreement, dated as of October 31, 1996 among
             AmeriPath, Inc., Gulf Coast Pathology Associates, Inc.,
             Richard Fernandez, M.D., and George Kalemeris, M.D.
 10.15  --   Form of Stock Rights Surrender & Restricted Stock Grant
             Agreement
 10.16  --   1996 Director Stock Option Plan
 10.17  --   American Laboratory Associates, Inc. Series A Preferred
             Stock, Common Stock and Junior Subordinated Note Purchase
             Agreement, dated as of January 1, 1994
 10.18  --   Letter Agreement, dated September 18, 1996, between
             Acquisition Management Services, Inc. and AmeriPath, Inc.
 10.19  --   AmeriPath Management Agreement by and between AmeriPath
             Cincinnati, Inc. and AmeriPath Ohio, Inc., dated September
             30, 1996
 10.20  --   Management Agreement by and between Beno Michel, M.D., Inc.
             and AmeriPath, Inc., dated October 15, 1996
 10.21  --   Management Agreement by and between Clay J. Cockerell, M.D.,
             P.A. and AmeriPath Texas, Inc., dated September 30, 1996, as amended January 16, 1997

EXHIBIT
NUMBER                          DESCRIPTION OF EXHIBIT
-------                         ----------------------
 10.22  --   Agreement for Professional Pathology Services between
             SmithKline Beecham Clinical Laboratories, Inc. and Derrick
             and Associates Pathology, P.A., dated April 1, 1992
 10.23  --   Agreement for Medical Directorship between SmithKline
             Beecham Clinical Laboratories, Inc. and Derrick and
             Associates Pathology, P.A., dated April 1, 1992
 10.24  --   Agreement for Professional Pathology Services between
             SmithKline Beecham Clinical Laboratories, Inc. and AmeriPath
             Florida, Inc., dated November 1, 1996
 10.25  --   Share Exchange Agreement, dated as of February 15, 1996, by and among American Laboratory Associates, Inc., AmeriPath,
             Inc. and the holders of common and convertible preferred
             stock of American Laboratory Associates, Inc.
 10.26  --   Trust Agreement, dated as of October 15, 1996, between
             AmeriPath, Inc. and Beno Michel, as trustee
 10.27  --   Trust Agreement, dated as of September 30, 1996, between
             AmeriPath, Inc. and David R. Barron, M.D. as trustee
 10.28  --   Form of Nonqualified Stock Option Agreement
 10.29  --   Stock Purchase Agreement, dated as of October 15, 1996, by and among AmeriPath, Inc., Beno Michel, M.D., Inc. and Beno
             Michel, M.D.
 10.30  --   Stock Purchase Agreement, dated as of October 10, 1996, by and among AmeriPath, Inc., Drs. Seidenstein, Levine and
             Associates, Inc., Seidenstein, Levine Real Estate
             Partnership, Lawrence Seidenstein, M.D., Steven E. Levine,
             M.D. and David M. Reardon, M.D.
 10.31  --   Stock Issuance Agreement, dated as of June 26, 1996, among
             AmeriPath, Inc., The First National Bank of Boston, FSC
             Corp., NationsBank, N.A. (South) and Atlantic Equity
             Corporation
 10.32  --   Stock Issuance Agreement, dated as of August 29, 1996, among
             AmeriPath, Inc., The First National Bank of Boston, FSC
             Corp., NationsBank, N.A. (South) and Atlantic Equity
             Corporation
 10.33  --   Stock Issuance Agreement, dated as of November 4, 1996,
             among AmeriPath, Inc., The First National Bank of Boston and
             FSC Corp.
 10.34  --   Stock Purchase Agreement, dated August 21, 1997, by and
             among AmeriPath, Inc., J. Sloan Leonard, M.D., Joseph A.
             Sonnier, M.D., Van Q. Telford, M.D., William C. Burton,
             M.D., James Scot Milvenan, M.D., Leslie L. Walters, M.D.,
             Thomas M. James, M.D., Stephen W. Aldred, M.D., John E.
             McDonald, M.D. and Barbara A. Shinn, M.D.
 10.35  --   Stock Purchase Agreement, dated August 15, 1997, by and
             among AmeriPath, Inc., Colab Incorporated Professional
             Corporation, Anatomical Pathology Services, P.C.,
             Microdiagnostics, P.C. and the sellers set forth therein
 10.36  --   Lease effective June 1, 1995 by and between Dallas Pathology
             Leasing and Unipath, Ltd.
 10.37  --   Trust Agreement, dated August 29, 1997, between AmeriPath,
             Inc. and Jeffery A. Mossler, M.D.
 10.38  --   Management Agreement, by and between Colab, Inc. and
             AmeriPath Indianapolis, L.L.C., effective September 1, 1997
 10.39  --   Management Agreement by and between AmeriPath Texas, Inc.
             and DFW 5.01, effective September 1, 1997
 21.1   --   Subsidiaries of AmeriPath*
 23.1   --   Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
             Quentel, P.A. (to be included in its opinion to be filed as
             Exhibit 5.1)*
 23.2   --   Consent and Report on Schedules of Deloitte & Touche LLP
 23.3   --   Consent of Deloitte & Touche LLP (Fort Lauderdale, Florida)
 23.4   --   Consent of Deloitte & Touche LLP (Orlando, Florida)
 23.5   --   Consent of Deloitte & Touche LLP (Cincinnati, Ohio)
 23.6   --   Consent of Deloitte & Touche LLP (Dallas, Texas)
 23.7   --   Consent of Deloitte & Touche LLP (Indianapolis, Indiana)
 23.8   --   Consent of Jenkens & Gilchrist a professional corporation
 23.9   --   Consent of Bricker & Eckler LLP
 23.10  --   Consent of Wyatt, Tarrant & Combs

EXHIBIT
NUMBER                          DESCRIPTION OF EXHIBIT
-------                         ----------------------
 23.11  --   Consent of Baker & Daniels
 24.1   --   Reference is made to the Signatures section of this
             Registration Statement for the Power of Attorney contained therein

---------------

* Filed herewith.


     (b) Financial Statement Schedules:

          The following supplemental schedules can be found on the indicated pages of this Registration Statement.

                            ITEM                              PAGE
                            ----                              ----
Schedule II -- Valuation and Qualifying Accounts............  S-1

     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riviera Beach, State of Florida, on October 17, 1997.


                                          AMERIPATH, INC.

                                          By:       /s/ JAMES C. NEW
                                            ------------------------------------
                                                        James C. New
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. New and Robert P. Wynn his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and any additional registration statements filed pursuant to Rule 462 under the Securities Act of 1933 relating hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                  /s/ JAMES C. NEW                     President, Chief Executive      October 17, 1997
-----------------------------------------------------    Officer and Director
                    James C. New                         (principal executive
                                                         officer)

                          *                            Chief Operating Officer and     October 17, 1997
-----------------------------------------------------    Director
                  Alan Levin, M.D.

                 /s/ ROBERT P. WYNN                    Executive Vice President and    October 17, 1997
-----------------------------------------------------    Chief Financial Officer
                   Robert P. Wynn                        (principal financial
                                                         officer and principal
                                                         accounting officer)

                          *                            Chairman of the Board and       October 17, 1997
-----------------------------------------------------    Director
                  Thomas S. Roberts

                          *                            Director                        October 17, 1997
-----------------------------------------------------
              Timothy Kilpatrick, M.D.

                          *                            Director                        October 17, 1997
-----------------------------------------------------
              C. Arnold Renschler, M.D.

                                                       Director
-----------------------------------------------------
                  E. Roe Stamps, IV


*By:        /s/ JAMES C. NEW
     ---------------------------------
               James C. New
             Attorney-in-fact